23.1 EXHIBIT

CONSENT OF COUNSEL

We consent to the designation of our firm in the Prospectus portion of the Registration Statement under the heading "Legal Opinions".

/s/ Duane, Morris & Heckscher LLP

Duane, Morris & Heckscher LLP

October 4, 2000